Exhibit 32

Chief Executive Officer and Chief Financial Officer Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, acting in his capacity as the Chief Executive Officer or Chief Financial Officer of Level 3 Parent, LLC ("Level 3”), certifies that, to his knowledge, the Annual Report on Form 10-K for the year ended December 31, 2018 of Level 3 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Level 3 as of the dates and for the periods covered by such report.
A signed original of this statement has been provided to Level 3 and will be retained by Level 3 and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 18, 2019
/s/ Jeff K. Storey	/s/ Indraneel Dev
Jeff K. Storey	Indraneel Dev
Chief Executive Officer	Executive Vice President and Chief Financial Officer